Emergent BioSolutions Finalizes Sale of Travel Health Business to Bavarian Nordic GAITHERSBURG, Md., May 15, 2023 – Emergent BioSolutions (NYSE: EBS) today announced it has completed the sale of its travel health business to Bavarian Nordic (OMX: BAVA). At closing Emergent received $270 million, subject to customary closing adjustments, and may receive up to an additional $110 million in potential future milestone payments. With the transaction closed, Bavarian Nordic has acquired the rights to Vivotif®, the licensed typhoid vaccine, and Vaxchora®, the licensed cholera vaccine, as well as the development-stage chikungunya vaccine candidate CHIKV VLP. Bavarian Nordic also acquired manufacturing in Bern, Switzerland, and development facilities in San Diego, California. The majority of Emergent employees supporting these products and facilities are joining Bavarian Nordic. “This deal achieves two significant outcomes key to our mission and future success,” said Robert G. Kramer, Emergent president and chief executive officer. “It allows us to further sharpen our focus on our core products and contract manufacturing services businesses while continuing to deliver these important vaccines to patients and customers who need them.” For Emergent BioSolutions, Wells Fargo Securities, LLC served as financial advisor, and Barnes & Thornburg LLP served as legal counsel for this transaction. About Emergent BioSolutions At Emergent, our mission is to protect and enhance life. For over 20 years, we’ve been at work defending people from things we hope will never happen—so we are prepared just in case they ever do. We provide solutions for complex and urgent public health threats through a portfolio of vaccines and therapeutics that we develop and manufacture for governments and consumers. We also offer a range of integrated contract development and manufacturing services for pharmaceutical and biotechnology customers. To learn more about our mission to protect or enhance lives, visit our website and follow us on LinkedIn, Twitter, and Instagram. Safe Harbor Statement This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including statements regarding potential benefits of the transaction with Bavarian Nordic, including potential future milestone payments, are forward-looking statements. We generally identify forward-looking statements by using words like “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “should,” “will,” “would,” and similar expressions or variations thereof, or the negative thereof, but these terms are not the exclusive means of identifying such statements. Forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. Readers should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Readers are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward- looking statement speaks only as of the date of this press release, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances. There are a number of important factors that could cause the company’s actual results to differ materially from those indicated by any forward-looking statements. Readers should consider this cautionary statement, as well as the risk factors identified in our periodic reports filed with the U.S. Securities and Exchange Commission, when evaluating our forward-looking statements. Emergent BioSolutions Contacts: Media: Matt Hartwig Senior Director, Media Relations 240-760-0551 mediarelations@ebsi.com Investors: Robert G. Burrows Vice President, Investor Relations 240-631-3280 burrowsr@ebsi.com